Exhibit 10.1
CONSULTING SERVICES CONTRACT

This consulting services agreement ("Consulting Agreement") is made as of this
15th day of April, 2002, Between:

James Jenkins, 1786 Trade Center Way, Suite #4, Naples, FL 34109; (hereinafter referred to as "Jenkins" or "Consultant")

And:

TS&B Holdings, Inc., 5703 Red Bug Lake Road, #226, Winter Springs, Florida,
32708; (referred to herein as the "Company" or "Issuer"),

Jenkins and Company collectively sometimes herein referred to as the "Parties".
The Parties hereto, for the sum of Ten ($10.00) Dollars and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

WHEREAS the Company (a Utah corporation) is a fully reporting company whose securities are traded on the Over-the-Counter Bulletin Board under the ticker symbol "TSBB";

AND WHEREAS Jenkins, is in the business of consulting with private and public companies regarding issues of business development, management reorganization, financial forecasts and projections, and merger and acquisition strategies;

AND WHEREAS the Company wishes to retain Jenkins as a non-exclusive corporate consultant;

IT IS, THEREFORE AGREED that:

1.  Services.
The Company shall retain Jenkins to provide general corporate consulting services, which may include, but not be limited to:
o        assistance in the preparation and organization of corporate and financial due diligence material,
o        assistance in the review and evaluation of potential merger candidates,
o        assistance in negotiating the terms of a merger or reorganization,
o               assistance in evaluating and analyzing the Company's specific industry and its competitors, especially in commercial real estate development and construction,
o        assistance with corresponding with the Company's accountants and auditors, and
o               assistance concerning strategic planning regarding business matters and financial forecasts and projections, and
o        such other related business and legal advice on such matters as may be agreed between the Parties from time to time Jenkins shall agree to make available qualified personnel for the foregoing purposes and devote such business time and attention thereto as it shall determine is required.

The Company understands that any and all suggestions, opinions or advice given to the Company by Jenkins are advisory only and the ultimate responsibility, liability and decision regarding any action(s) taken or decisions made lies solely with the Company and not with Jenkins.

2. Term.

The term of this Consulting Agreement shall be for a period of one year from the date hereof (the "Term").

3. Compensation.

As compensation for entering into this Consulting Agreement and for services rendered over the Term, the Issuer agrees to issue to Jenkins and Jenkins agrees to accept from Issuer, as compensation for the Consulting Services, Five Million
(5,000,000) shares of the Company's common stock, par value $.001 per share. The
Company hereby agrees to register the shares of common stock underlying the above referenced common stock on a Form S-8 registration statement.

4. Arbitration.

The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this Consulting Agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of Florida. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and of any action for injunctive or other equitable relief) within the State of
Florida. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards. The law applicable to the arbitration and this Consulting Agreement shall be that of the
State of Florida, determined without regard to its provisions, which would otherwise apply to a question of conflict of laws.

5. Issuers Representations and Warranties.

Issuer hereby represents and warrants to Consultant that:

5.1 Authority. The individual executing and delivering this agreement on
Issuer's behalf has been duly authorized to do so, the signature of such individual is binding upon Issuer, and Issuer is duly organized and subsisting under the laws of the jurisdiction in which it was organized.

5.2 Enforceability. Issuer has duly executed and delivered this agreement and
(subject to its execution by Consultant) it constitutes a valid and binding agreement of Issuer enforceable in accordance with its terms against Issuer, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

5.3 Capitalization. Issuer has no outstanding capital stock other than common stock as of the date of this agreement. Issuer is authorized to issue
100,000,000 Shares of Common Stock, of which 12,577,700 Shares are issued and outstanding. All of Issuer's outstanding Shares of Common Stock have been duly and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights; and the Shares have been duly authorized and, when issued and delivered to Consultant as payment for services rendered as provided by this agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

6. Miscellaneous.

6.1 Assignment. This Agreement is not transferable or assignable.

6.2 Execution and Delivery of Agreement. Each of the parties shall be entitled to rely on delivery by fax transmission of an executed copy of this agreement by the other party, and acceptance of such fax copies shall create a valid and binding agreement between the parties.

6.3 Titles. The titles of the sections and subsections of this agreement are for the convenience of reference only and are not to be considered in construing this agreement.

6.4 Severability. The invalidity or unenforceability of any particular provision of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this agreement.

6.5 Entire Agreement. This agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above mentioned.

TS&B Holdings, Inc.
/s/ Roy Y. Salisbury
ROY Y. SALISBURY,
Chief Executive Officer

AGREED AND ACCEPTED
By: /s/ James Jenkins
1786 Trade Center Way, Suite #4
Naples, FL 34109

5,000,000 Shares. Number of Shares to be issued to James Jenkins pursuant to this agreement.